Exhibit 32.2

Certification Pursuant to
18 U.S.C. Section 1350
(as Adopted Pursuant to Section 906 of
the Sarbanes-Oxley Act Of 2002)

In connection with the Quarterly Report of Audible Inc (the “Company”) on Form 10-Q for the period ended March 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, Andrew P. Kaplan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the reporting period covered by the Report and the results of operations of the Company for the period covered by the Report.

By:	/s/ Andrew P. Kaplan
Name:	Andrew P. Kaplan
Title:	Executive Vice president, Chief Financial Officer and Director (Principal Financial and Accounting Officer)
Date:	May 12, 2006

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of this Report or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.